POWER OF ATTORNEY

The undersigned does hereby authorize, designate and appoint Richard Wirth, Grace Torres, Jack Benintende, Deborah A.
Docs, Kathryn L. Quirk as attorneys-in-fact to execute and file, on behalf of the undersigned, statements on Form 3, Form 4, Form 5 and any successor forms adopted by the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934 and the Investment Company
Act of 1940 and the rules thereunder, and to take such other actions as any such attorney-in-fact may deem necessary and appropriate in connection with such statements, hereby confirming and ratifying all actions that each such attorney-in-fact has taken or may take in reliance hereon with respect to DTF Tax-Free Income Inc. This power of attorney shall continue in effect until the undersigned no longer has an obligation to file statements under the sections cited above, or until specifically terminated in writing by the undersigned.

IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on the 10th day of January, 2005.


/s/Francis E. Jeffries
Francis E. Jeffries

/s/E. Virgil Conway
E. Virgil Conway

/s/William W. Crawford
William W. Crawford


/s/William N. Georgeson
William N. Georgeson

/s/Philip R. McLoughlin
Philip R. McLoughlin

/s/Everett L. Morris
Everett L. Morris

/s/Eileen A. Moran
Eileen A. Moran

/s/Richard A. Pavia
Richard A. Pavia

/s/Harry Dalzell-Payne
Harry Dalzell-Payne

/s/Timothy M. Heaney
Timothy M. Heaney

/s/James D. Wehr
James D. Wehr

/s/Alan Meder
Alan Meder